Exhibit 99.1
Business Objects to Host Analyst Meeting in Conjunction with Insight Americas 2006 Conference
San Jose, California; Paris, France — November 1, 2006 - Business Objects (NASDAQ: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), will host an Analyst Day Meeting on Monday, November 6, 2006 from approximately 10:00 a.m. to 3:00 p.m. PT (i.e. from 7:00 p.m. to 12:00 a.m. Paris time, and from 6:00 p.m. to 11:00 p.m. London time). The meeting will be held in conjunction with Business Objects’ Annual Insight Americas 2006 Conference in San Francisco, CA.
During this event, Business Objects’ management will discuss the company’s financial highlights, business strategies and product plans. The Analyst Day presentations will be available live via the Internet at www.businessobjects.com/company/investors, in the investor relations section of Business Objects’ web site.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company, with more than 39,000 customers worldwide, including over 80 percent of the Fortune 500. Business Objects helps organizations of all sizes create a trusted foundation for decision making, gain better insight into their business, and optimize performance. The company’s innovative business intelligence suite, BusinessObjects™ XI, offers the BI industry’s most advanced and complete solution for performance management, planning, reporting, query and analysis, and enterprise information management. BusinessObjects XI includes the award-winning Crystal line of reporting and data visualization software. Business Objects has also built the industry’s strongest and most diverse partner community, and offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Business Objects Contacts
John Ederer
Vice President of Investor Relations
+1 408 953 6064
jederer@businessobjects.com
Nicole Noutsios
U.S. Investor Relations
+1 408 953 6339
nicole.noutsios@businessobjects.com
Edouard Lassalle
Investor Relations Director, Europe
+33 1 41 25 37 51
elassalle@businessobjects.com